EAU TECHNOLOGIES, INC.
2007 STOCK INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (“Agreement”) was made and entered into as of February 27, 2008 (“Date of Grant”), by and between EAU Technologies, Inc., a Delaware corporation (hereinafter “EAU” or the “Company”), and ________________, a director of EAU (hereinafter “Director”).

WITNESSETH:

WHEREAS, the Board of Directors of EAU has adopted, and EAU’s stockholders have approved, the EAU Technologies, Inc. 2007 Stock Incentive Plan (the “Plan”), the purpose of which is to promote the interests of EAU and its stockholders by enhancing EAU’s ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in EAU through the ownership of common stock, $0.0001 par value, of EAU (“Common Stock”); and

WHEREAS, the Plan provides that non-employee directors may receive awards of restricted shares of EAU Common Stock.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.	GRANT OF RESTRICTED STOCK AWARD.

EAU, as authorized by the Committee, hereby grants to Director                      shares (the “Shares”) of restricted Common Stock (the “Restricted Stock Award”) pursuant to the provisions of the Plan. The Restricted Stock Award shall be subject to vesting as set forth in the Plan and summarized below:

(a)	One-half (1/2) of the Restricted Stock Award shall vest on the first anniversary of the Date of Grant.

(b)	The final one-half (1/2) of the Restricted Stock Award shall vest on the second anniversary of the Date of Grant.

2.	RESTRICTION ON TRANSFER.

The restricted Shares granted as a Restricted Stock Award and this Agreement shall not be sold, pledged, assigned, transferred, or encumbered prior to the time the Restricted Stock Award vests as described herein.

3.	DEPOSIT WITH EAU.

Each certificate of Shares awarded hereunder shall be registered in the name of the Director and left, prior to its vesting, on deposit with EAU with a stock power endorsed in blank. Each such certificate will contain the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the EAU Technologies, Inc. 2007 Stock Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from EAU Technologies, Inc.”

4.	RIGHTS AS STOCKHOLDER.

Neither the Director nor any person claiming under or through the Director will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director. After such issuance, recordation and delivery, the Director will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

5.	FORFEITURE.

Except as set forth below and unless otherwise determined by the Committee, if Director ceases to be a Director (as defined in the Plan) prior to the vesting of any portion of the Restricted Stock Award, Director shall forfeit the portion of the Restricted Stock Award which is not vested on the date he ceases to be a Director. Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested pursuant to paragraph 1 will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date the Director’s service with the Company terminates for any reason. The Director will not be entitled to a refund of the price paid for any Shares returned to the Company pursuant to this paragraph 5. The Director hereby appoints the Company with full power of substitution, as the Director’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Director to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such violation.

6.	ADJUSTMENT TO AWARD IN CERTAIN EVENTS.

In the event of a change in the capitalization of EAU due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate shares subject to this Agreement shall be adjusted to reflect such change.

7.	NO COMPROMISE WITH REGULATORY AUTHORITY.

Notwithstanding any other provision of this Agreement to the contrary, Director agrees that EAU shall not be obligated to deliver any shares of Common Stock, if EAU determines such delivery would violate any law or regulation of any governmental authority or agreement between EAU and any national securities exchange upon which the Common Stock is listed.

8.	PLAN CONTROLS.

In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

9.	END OF RESTRICTIONS; DELIVERY OF STOCK.

If all terms and conditions of this Agreement are complied with in full, all restrictions on the Restricted Stock Award referred to herein shall lapse.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EAU TECHNOLOGIES, INC.

/s/ WADE BRADLEY

By:	Wade Bradley
Chief Executive Officer and President

DIRECTOR

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